LivePerson Announces First Quarter 2018 Financial Results

-- Generates Mid-Teens Year-over-Year Revenue Growth --

-- Raises Midpoint of 2018 Revenue and Profit Guidance Ranges --

-- Multiple Key Performance Indicators Reach Record Levels --

-- Discover, Lowe's, The Home Depot and T-Mobile Kick Off Launch of Apple Business Chat --

NEW YORK, May 3, 2018 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of conversational commerce solutions, today announced financial results for the first quarter ended March 31, 2018.

First Quarter Highlights
Total revenue was $58.2 million for the first quarter of 2018, an increase of 14% as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the first quarter of 2018 increased 15% year over year to $53.6 million, and revenue from consumer operations increased 12% year over year to $4.7 million

LivePerson signed 98 deals in the first quarter of 2018, a 32% increase over the 74 deals signed in the equivalent period in the prior year. Trailing-twelve-months average revenue per enterprise and mid-market customer increased to greater than $240,000 in the first quarter, up from approximately $200,000 in the equivalent period in the prior year.

"Our focus on scalable asynchronous messaging as the foundation for an intelligent, cloud-based platform that powers human and automated conversations across consumer endpoints has proved to be a significant differentiator for LivePerson, and is fueling our market penetration,” said LivePerson CEO and founder, Rob LoCascio. "The beta launch of Apple Business Chat with an elite list of LivePerson customers is another key milestone for the business. It is extremely rewarding to see our investments in LiveEngage, our go-to-market strategy, and our development capabilities pay off and translate into renewed double-digit growth."

"We are also achieving new records across multiple key performance indicators," added CFO Chris Greiner, "including revenue retention, average revenue per customer, mobile interactions and deferred revenue, which further validates our opportunity in the multi-billion dollar Conversational Commerce space."

Customer Expansion
During the first quarter, the Company signed contracts with the following new customers:

•	A top U.K. mortgage provider with more than 15 million customers

•	The credit card services arm for one of North America's largest luxury retailers

•	A multi-billion dollar online gaming company

•	A global payment processing and cash management software provider

•	A national automotive and home insurance provider
The Company also expanded business with:

•	Several large multinational telecommunications providers

•	One of the 20 largest global financial institutions

•	A leading European entertainment company

•	A top 10 automotive manufacturer

•	A multi-billion dollar designer of audio equipment
Net Loss and Adjusted Net Income
Net loss for the first quarter of 2018 was $3.2 million or $0.06 per share, as compared to a net loss of $5.7 million or $0.10 per share in the first quarter of 2017. Adjusted net income for the first quarter of 2018 was $0.7 million or $0.01 per share, as compared to adjusted net income of $0.5 million or $0.01 per share in the first quarter of 2017. Adjusted net income excludes amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments.
Net loss in the first quarters of 2018 and 2017 included non-recurring expenses of $1.4 million ($0.03 per share) and $2.1 million ($0.04 per share), respectively, primarily associated with IP litigation.
Adjusted EBITDA
Adjusted EBITDA for the first quarter of 2018 was $4.1 million or $0.07 per share, as compared to $3.3 million or $0.06 per share in the first quarter of 2017. Adjusted EBITDA excludes provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $57.7 million at March 31, 2018. During the first quarter of 2018, the Company utilized approximately $0.7 million of cash from operations, and incurred capital expenditures of approximately $4.6 million. The Company also repurchased $1.3 million of stock and has $17.1 million remaining on its repurchase authorization.
Financial Expectations
Following a strong start to the year, the Company is raising the midpoint of its 2018 revenue guidance. The 2018 revenue guidance range is now $239 million to $243 million, as compared to previously issued guidance of $237 million to $243 million.

The Company is also increasing guidance for net income, adjusted net income and adjusted EBITDA profit measures. Adjusted EBITDA guidance is increasing by $2 million to a range of $22 million to $25 million, from a previously issued range of $20 million to $23 million. The midpoint now equates to a 9.8% margin, which is 140 basis points higher than in 2017.

Updated profit guidance incorporates the Company’s final view on ASC 606, which is immaterial to revenue, but is anticipated to benefit commission expenses due to a shift in the amortization period from over the contract life to over the average customer life, which is estimated as 3 to 5 years.

The Company's detailed financial expectations are as follows:

Second Quarter 2018

Guidance
Revenue (in millions)	$59.0 - $60.0
GAAP net loss per share	$(0.13) - $(0.11)
Adjusted net income per share	$0.00 - $0.01
Diluted adjusted EBITDA per share	$0.06 - $0.07
Adjusted EBITDA (in millions)	$3.5 - $4.1
Fully diluted share count	59.2 million

Full Year 2018

	Updated Guidance	Previous Guidance
Revenue (in millions)	$239.0 - $243.0	$237.0 - $243.0
GAAP net loss per share	$(0.29) - $(0.23)	$(0.35) - $(0.29)
Diluted adjusted net income per share	$0.11 - $0.15	$0.07 - $0.10
Diluted adjusted EBITDA per share	$0.37 - $0.42	$0.34 - $0.39
Adjusted EBITDA (in millions)	$22.0 - $25.0	$20.0 - $23.0
Fully diluted share count	59.0 million	59.0 million

Other Full Year 2018 Assumptions

•	Estimated non-recurring expenses primarily tied to litigation of $6.2 million ($0.11 per share)

•	Amortization of purchased intangibles of approximately $3.0 million

•	Stock-based compensation expense of approximately $13.5 million

•	Depreciation of approximately $13.7 million

•	Cash taxes paid of $2.0 million to $4.0 million. Adjusted tax rate of approximately 25%. A GAAP tax liability of approximately $2.5 million.

•	Capital expenditures of approximately $14.5 million

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended
	March 31,
	2018	2017
Cost of revenue	$154	$75
Sales and marketing	886	654
General and administrative	840	662
Product development	558	522
Total	$2,438	$1,913

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended
	March 31,
	2018	2017
Cost of revenue	$287	$959
Amortization of purchased intangibles	424	472
Total	$711	$1,431

Supplemental First Quarter 2018 Presentation
LivePerson will post a presentation providing supplemental information for the first quarter 2018 on the investor relations section of the Company’s web site at http://www.liveperson.com/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its first quarter 2018 financial results during a teleconference today, May 3, 2018. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "2495549."
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "2495549." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.

About LivePerson
LivePerson makes life easier by transforming how people communicate with brands. Our 18,000 customers, including leading brands like Citibank, HSBC, Orange, and The Home Depot, use our conversational commerce solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship — a conversational relationship — with their millions of consumers. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges; and adjusted net income, or net income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the market for digital engagement technology; our ability to retain existing clients and attract new clients; potential adverse impact due to foreign currency exchange rate fluctuations; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; our ability to effectively operate on mobile devices; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; our ability to retain key personnel, attract new personnel and to manage staff attrition; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$58,241	$50,919

Costs and expenses:
Cost of revenue	13,954	13,781
Sales and marketing	24,131	21,700
General and administrative	10,123	9,692
Product development	13,252	9,958
Restructuring costs	178	240
Amortization of purchased intangibles	424	472
Total costs and expenses	62,062	55,843

Loss from operations	(3,821)	(4,924)

Other income, net	129	320

Loss before (benefit from) provision for income taxes	(3,692)	(4,604)

(Benefit from) provision for income taxes	(489)	1,072

Net loss	$(3,203)	$(5,676)

Net loss per share of common stock:
Basic	$(0.06)	$(0.10)
Diluted	$(0.06)	$(0.10)

Weighted-average shares used to compute net loss per share:
Basic	57,309,707	55,975,093
Diluted	57,309,707	55,975,093

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2018		2017
Reconciliation of Adjusted EBITDA (1):
GAAP net loss	$(3,203)		$(5,676)
Add/(less):
Amortization of purchased intangibles	711		1,431
Stock-based compensation	2,438		1,913
Depreciation	3,357		2,793
Other non-recurring costs	1,270	(2)	1,824	(3)
Restructuring costs	178	(4)	240	(5)
(Benefit from) provision for income taxes	(489)		1,072
Other income, net	(129)		(320)
Adjusted EBITDA (1)	$4,133		$3,277
Diluted adjusted EBITDA per common share	$0.07		$0.06

Weighted average shares used in diluted adjusted EBITDA per common share	58,765,572		56,259,082

Reconciliation of Adjusted Net Income:
Pre-tax GAAP loss	$(3,692)		$(4,604)
Add/(less):
Amortization of purchased intangibles	711		1,431
Stock-based compensation	2,438		1,913
Other non-recurring costs	1,270	(2)	1,824	(3)
Restructuring costs	178	(4)	240	(5)
Pre-tax adjusted net income	905		804
Income tax effect of non-GAAP items (6)	(226)		(281)
Adjusted net income	$679		$523
Diluted adjusted net income per common share	$0.01		$0.01

Weighted average shares used in diluted adjusted net income per common share	58,765,572		56,259,082

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

(2) Includes litigation costs of $0.9 million and executive recruiting costs of $0.3 million for the three months ended March 31, 2018.
(3) Includes litigation costs of $1.8 million for the three months ended March 31, 2017.
(4) Includes severance costs of $0.2 million for the three months ended March 31, 2018.
(5) Includes severance costs of $0.1 million and wind down costs of legacy platform of $0.1 million for the three months ended March 31, 2017.
(6) The Company's applies a standardized tax rate of 25% and 35% for the three months ended March 31, 2018 and 2017, respectively.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Reconciliation of Net Cash Used In Operating Activities:
Adjusted EBITDA (1)	$4,133	$3,277
Add/(less):
Changes in operating assets and liabilities	(5,898)	(6,015)
Provision for doubtful accounts	496	451
Benefit from (provision for) income taxes	489	(1,072)
Deferred income taxes	16	(21)
Amortization of tenant allowance	(42)	(42)
Other income, net	129	320
Net cash used in operating activities	$(677)	$(3,102)

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	June 30, 2018	December 31, 2018
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(7,400) - $(6,700)	$(16,700) - $(13,300)
Add/(less):
Amortization of purchased intangibles	800	3,000
Stock-based compensation	3,400	13,500
Depreciation	3,200	13,700
Other non-recurring costs	1,700	6,200
Other income	—	(100)
Provision for income taxes	1,700 - 1,600	2,500 - 2,100
Adjusted EBITDA	$3,500 - $4,100	$22,000 - $25,000

Reconciliation of Projected Adjusted Net Income: (1)
Pre-tax GAAP loss	$(5,700) - $(5,000)	$(14,200) - $(11,200)
Add/(less):
Amortization of purchased intangibles	800	3,000
Stock-based compensation	3,400	13,500
Other non-recurring costs	1,700	6,200
Pre-tax adjusted income	300 - 900	8,500 - 11,500
Non-GAAP income tax effect	(100) - (200)	(2,100) - (2,900)
Adjusted net income	$200 - $700	$6,400 - $8,600

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$57,480	$56,115
Cash held as collateral	216	1,451
Accounts receivable, net	45,897	37,926
Prepaid expenses and other current assets	13,194	7,352
Total current assets	116,787	102,844

Property and equipment, net	36,328	34,705
Intangibles, net	12,937	12,366
Goodwill	80,595	80,531
Deferred tax assets	791	753
Other assets	1,622	1,600
Total assets	$249,060	$232,799

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,602	$5,481
Accrued expenses and other current liabilities	38,211	48,011
Deferred revenue	52,374	35,563
Total current liabilities	96,187	89,055

Deferred revenue	3,110	—
Other liabilities	2,679	2,766
Deferred tax liability	967	915
Total liabilities	102,943	92,736

Commitments and contingencies
Total stockholders' equity	146,117	140,063
Total liabilities and stockholders' equity	$249,060	$232,799

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com